SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2006

DURATEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14292	22-2427618
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10100 Old Columbia Road, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 312-5100
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

Employment Arrangements

On February 6, 2006 Duratek, Inc. (“Duratek” or the “Company”) entered into Amended and Restated Executive Employment Agreements with Robert E. Prince, President and Chief Executive Officer of Duratek, and Robert F. Shawver, Executive Vice President and Chief Financial Officer of Duratek.  In addition, on February 6, 2006, Duratek entered into an Executive Employment Agreement and a letter agreement with Admiral Joseph G. Henry, Executive Vice President and Chief Operating Officer of Duratek and into Severance Agreements with the following executive officers: William M. Bambarger, Jr., Corporate Controller and Chief Accounting Officer, Craig T. Bartlett, Vice President, Finance and Treasurer, and Diane L. Leviski, Senior Vice President, Human Resources.

Amended and Restated Executive Employment Agreements

The Amended and Restated Executive Employment Agreements (the “Amended Employment Agreements”) modify Mr. Prince’s and Mr. Shawver’s prior Executive Employment Agreements to increase the severance payment that each officer will receive in connection with the termination of his employment.  The Amended Employment Agreements provide that if the officer is terminated without cause by Duratek or terminates his employment for good reason, other than within twelve months after a change of control, each officer will be entitled to receive a lump sum payment equal to two times the sum of (i) his annual salary and (ii) the product of (x) his annual salary and (y) the highest bonus award percentage applicable to the officer during the three years preceding the year in which the termination takes place. “Good reason” in this context includes any termination by the officer of his employment following a change of control.  The Amended Employment Agreements also provide that Duratek will pay the officer the foregoing severence amount if a change of control occurs and the officer leaves the employment of the Company within twelve months of the change of control (subject to certain exceptions).  In addition, if Duratek gives the officer less than six months notice of termination (other than in the case of termination for cause), Duratek will pay the officer his salary for the remainder of the six month period.

Agreements with Admiral Joseph G. Henry

Adm. Henry’s Executive Employment Agreement provides him with an annual salary of approximately $291,000, as well as the opportunity to receive cash bonuses and equity incentive awards pursuant to Duratek’s Executive Compensation Plan.  Under his employment agreement, Adm. Henry also is entitled to employee benefits commensurate with those received by other executive officers.  The initial term of the Executive Employment Agreement is two years and automatically extends for additional one year terms unless either party provides notice of termination of the agreement at least six months prior to the end of the term of the agreement.

If Adm. Henry’s employment is terminated by Duratek without cause or by Adm. Henry for good reason, other than within twelve months after a change of control, Adm. Henry will be entitled to severance benefits consisting of twelve months salary and benefits continuation.  If Adm. Henry’s employment is terminated within twelve months of a change of control by Duratek (subject to certain exceptions), his Executive Employment Agreement provides that in additional to paying him the foregoing severance payments, if Duratek gives him less than six months notice of termination (other than in the case of termination for cause), Duratek will also pay his salary for the remainder of the six-month period.

Duratek will make gross-up payments to Adm. Henry for all excise taxes imposed as a result of payments made to him under his Executive Employment Agreement.

The Executive Employment Agreement also contains covenants on the part of Adm. Henry not to compete with Duratek or solicit employees of Duratek or its affiliates for a period of one year following the termination of his employment, and to maintain the confidentiality of information related to Duratek’s business.

The letter agreement between Duratek and Adm. Henry (the “Letter Agreement”) provides that if Adm. Henry continues to be employed by Duratek three months following a change of control (or three months after the termination of the definitive agreement for the change of control if the change of control is not consummated), he will receive a retention bonus of $100,000 at the conclusion of the applicable three month period  (or earlier upon termination of his employment if he is terminated without cause or resigns for good reason).

Severance Agreements

The Severance Agreements for Messrs. Bambarger and Bartlett and Ms. Leviski provide for a severance payment to the officer in the event the officer is terminated within twenty-four months (twelve months in the case of Mr. Bartlett) of a change of control of Duratek.  The severance payment equals twelve months of the respective officer’s base salary.   Each officer also is entitled to continued employee benefits for a period of twelve months, subject to certain limitations.  Additionally, if Duratek gives the officer less than six months notice of termination (other than in the case of termination for cause), Duratek will also pay the officer his or her salary for the remainder of the six month period.

The Severance Agreements also provide that if the officer continues to be employed by Duratek three months following a change of control (or three months after the termination of the definitive agreement for the change of control if the change of control is not consummated), he or she will receive a retention bonus of $60,000 at the conclusion of the applicable three month period (or earlier upon termination of the officer’s employment if the officer is terminated without cause or resigns for good reason).

Each Severance Agreement also contains covenants on the part of the officer not to compete with Duratek or solicit employees of Duratek or its affiliates for a period of one year following the officer’s termination.

Exhibits

The foregoing descriptions of the Amended and Restated Executive Employment Agreements, Executive Employment Agreement, Letter Agreement and Severance Agreements do not purport to be complete and are qualified in their entirety by reference to the agreements, which are filed as Exhibits 10.1 through 10.7, and are incorporated into this report by reference.

Compensation Arrangements

On February 6, 2006, the Board of Directors of the Company, on the advice of its Compensation Committee and with the assistance of independent compensation consultants, took several actions with respect to the compensation of its executive officers. The Board accepted the advice of the Compensation Committee and its independent consultants to use its discretion under the 2005 incentive plan for executive officers and key leaders to determine the amount of the incentive awards relative to the plan’s performance criteria.  The Board also established an executive/key leader short-term incentive plan for 2006, as recommended by the Compensation Committee and its independent consultants, that established several levels of potential incentive compensation award; awards would be made based upon the Compensation Committee’s evaluation of management performance relative to goals for revenues, net income, and cash flow.

Based on a study performed by its independent compensation consultants, the Board of Directors on February 6, 2006, adopted the compensation levels for 2006 for service as directors, committee chairs and members of the Audit Committee and, in the case of Adm. Demars, for service as non-Executive Chairman of the Board of Directors, payable in cash as follows:  Adm. Demars — $75,000; Mr. McGowan — $45,000; Mr. Bayer — $45,000; Adm. Watkins —$40,000; and Mr. Fohrer — $37,000.

Additional Information About The Merger

Duratek will file with the Securities and Exchange Commission a proxy statement and other documents regarding the proposed business combination referred to in the foregoing information.  Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information.  A definitive proxy statement will be sent to Duratek’s stockholders seeking their approval of the transaction.  Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Duratek with the Commission at the Commission’s website at www.sec.gov, or by directing a request to: Diane Brown, Corporate Secretary, Duratek Inc., 10100 Old Columbia Road, Columbia, Maryland 21146.

Participants in the Merger

Duratek and its directors and executive officers may be considered participants in the solicitation of proxies from Duratek’s stockholders in connection with the proposed transaction.  Information about the directors and executive officers of Duratek and their ownership of Duratek stock is set forth in the proxy statement for Duratek’s 2005 annual meeting of stockholders.  Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1	Amended and Restated Executive Employment Agreement dated as of February 6, 2006, between Duratek, Inc. and Robert E. Prince.

10.2	Amended and Restated Executive Employment Agreement dated as of February 6, 2006, between Duratek, Inc. and Robert F. Shawver.

10.3	Executive Employment Agreement dated as of February 6, 2006, between Duratek, Inc. and Joseph G. Henry.

10.4	Letter Agreement dated as of February 6, 2006, between Duratek, Inc. and Joseph G. Henry.

10.5	Severance Agreement dated as of February 6, 2006, between Duratek, Inc. and William M. Bambarger, Jr.

10.6	Severance Agreement dated as of February 6, 2006, between Duratek, Inc. and Craig T. Bartlett.

10.7	Severance Agreement dated as of February 6, 2006, between Duratek, Inc. and Diane L. Leviski.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Duratek, Inc.

Date: February 10, 2006	By:	/s/ Robert F. Shawver

Robert F. Shawver,
Executive Vice President and
Chief Financial Officer